UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2013

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

260 East Grand Avenue

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2013, KaloBios Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Swann LLC as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering (the “Offering”) of 7,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an offering price to the public of $4.00 per share (the “Offering Price”). The net proceeds to the Company from the sale of the Common Stock are expected to be approximately $27,855,000 after deducting underwriting discounts and commissions and estimated aggregate offering expenses payable by the Company. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,125,000 shares of Common Stock to cover over-allotments, if any, at the Offering Price. The offering is expected to close on or about October 1, 2013, subject to the satisfaction of customary closing conditions. Leerink Swann LLC is acting as the sole book-running manager of the offering. William Blair & Company, L.L.C., Needham & Company LLC, and JMP Securities LLC are acting as co-managers for the Offering.

The Company intends to use the net proceeds from the Offering primarily to develop and advance its KB003 severe asthma program, to develop and advance its KB001-A cystic fibrosis program, and to initiate its KB004 Phase 2 acute myeloid leukemia and myelodysplastic syndrome program, as well as for working capital and general corporate purposes.

The Common Stock is being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-190972) filed with the Securities and Exchange Commission (the “Commission”) on September 3, 2013 and declared effective by the SEC on September 18, 2013 (the “Registration Statement”) and a preliminary and final prospectus supplement filed with the Commission in connection with the Offering. A copy of the opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP relating to the validity of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and certain of its executive officers, and by the Company of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and incorporated by reference herein.

In connection with the Offering, certain information relating to Part II, Item 14 under the heading “Other Expenses of Issuance and Distribution” of the Registration Statement is being filed with this Current Report on Form 8-K to be incorporated by reference into the Registration Statement.

ITEM 8.01. Other Events.

On September 26, 2013, the Company issued a press release announcing that it had priced the Offering, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 25, 2013 by and among the Company and Leerink Swann LLC.

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).

99.1	Information relating to Item 14 of the Registration Statement on Form S-3 (No. 333-190972).

99.2	Press Release of KaloBios Pharmaceuticals, Inc., dated September 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALOBIOS PHARMACEUTICALS, INC.

Dated: September 26, 2013	By:	/s/ David W. Pritchard
David W. Pritchard
Chief Executive Officer